UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001- 34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2020, Sino-Global Shipping America, Ltd., a Virginia corporation (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Mr. Kelin Wu, an accredited and sophisticated investor based in the People’s Republic of China (the “Seller”) and Mandarine Ocean Ltd (“Mandarine”), a shipping company registered in the Marshall Islands, pursuant to which the Company agreed to purchase 75% of the equity of Mandarine from the Seller, and the Seller agreed to sell such 75% interest to the Company, for a purchase price of up to USD 3,750,000, payable in cash equivalent and/or restricted shares of common stock of the Company, no par value per share (“Common Stock”).

Pursuant to the Purchase Agreement, the Company will issue 800,000 restricted shares of Common Stock to the Seller within 30 days after execution of the Purchase Agreement, which shares will be subject to a 24 month lock-up. The balance of the purchase price paid to the Seller will depend on the appraised value of Mandarine and on the audited financial results for Mandarine as a whole during the fiscal years ending June 30, 2021 and 2022. The maximum number of shares issuable to the Seller will not exceed 3,647,807 restricted shares of Common Stock, and the maximum purchase price paid to the Seller including all cash and Common Stock will not exceed USD 3,750,000.

Following completion of the purchase of 75% of the equity of Mandarine, the Seller will hold 13.5% of Mandarine. In connection with the Company’s purchase of Mandarine, the Seller has agreed to ensure continued cooperation of Mandarine’s core team members with the Company. Moreover, Mandarine’s core team members will be subject to a two-year non-competition agreement. The Seller has agreed to grant a five year right of first refusal for shipping management, operation, chartering and ship brokerage services to the Company for ships owned or controlled directly or indirectly by the Seller.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the sale of the Shares, pursuant to the Purchase Agreement, and the transaction contemplated thereby described in Item 1.01 above, the Company will issue shares of Common Stock to the Seller in reliance on (a) the exemption from Section 5 of the Securities Act contained in Rule 506 of Regulation D thereunder, as the Investor is an “accredited investor”, as that term is defined in Rule 501(a) Regulation D and (b) Section 4(a)(2) of the Securities Act, as a transaction not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement dated April 6, 2020
99.1	Press release dated April 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

Date: April 8, 2020	By:	/s/ Lei Cao
	Name:	Lei Cao
	Title:	Chief Executive Officer

2